SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15 (d)
                     Of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): APRIL 7, 1999



                             SOLITRON DEVICES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                                            22-1684144
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State or other jurisdiction                                  (IRS Employer
      of incorporation                                    Identification Number)


3301 Electronics Way, West Palm Beach, Florida                         33407
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      (Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code:  (561) 848-4311


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ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)      1.       On April 5, 1999, Millward & Co. CPAs indicated that at the present time it was no longer performing audits of public companies and therefore terminated its audit relationship with Solitron Devices, Inc. (the "Company"); and on April 7, 1999, the Company engaged Goldstein Golub Kessler LLP (GGK) as the company's new independent accountants. During the last two fiscal years and each subsequent interim period, the Company has not consulted with GGK regarding the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or on any matter that was the subject of a disagreement or a reportable event.

         2. Millward & Co.'s report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and was not a qualified or modified as to audit scope or accounting principles; however, each of these reports contained an explanatory paragraph raising substantial doubt as to the Company's ability to continue as a going concern due to extensive debt obligations.

         3. The audit committee of the Board of Directors approved the decision to change accountants.

         4. During the Company's two most recent fiscal years and any subsequent interim period preceding such termination, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in its report.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS:

         Exhibit 23 - Letter of Millward & Co., CPA - attached herewith.

                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SOLITRON DEVICES, INC.
                                            (Registrant)



Date: April 7, 1999                 By: /s/ Shevach Saraf
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                                            Shevach Saraf
                                            Chairman, Chief Executive Officer
                                                     and President